Exhibit 99.2

Smart-Tek Appoints New Chairman and Chief Executive Officer

NEWPORT BEACH, Calif. March 17, 2010/PRNewswire-FirstCall/ -- Smart-Tek Solutions, Inc. (OTC Bulletin Board : STTN), today announced that Brian Bonar has been selected as the new Chief Executive Officer and will also take over the position of the Chairman of the Board of Directors. This management change was determined by the Company’s plan to focus its efforts on the rapidly growing PEO operation. Perry Law offered to step down as the Company’s CEO and CFO to help facilitate the modification of Smart-Tek’s new business strategy. Mr. Law will remain as a Director and as the President of Smart-Tek Communications, Inc., a wholly owned subsidiary of Smart-Tek Solutions, Inc.

"Mr. Bonar is a proven top executive," stated Perry Law. "He has demonstrated his leadership skills as the head of the Company’s subsidiary, Smart-Tek Automated Services, Inc. for the past year, which is already delivering remarkable results.”

Mr. Bonar has over 18 years of experience with IBM in Europe, Asia and the USA and an additional 20 years in high growth companies both private and public in various locations in the USA and the United Kingdom. From 2003 until 2006, Mr. Bonar was the Chairman and CEO of The Solvis Group, which provides staffing, PEO and ASO services to mainly the medical and call center market segments. From 2004 until 2009, Mr. Bonar was the Chairman and CEO of Dalrada Financial Corporation, a California based financial service corporation providing workers compensation, health insurance and various other insurance products directly to the end consumer and marketed via various PEO and staffing companies.

From September 2007 until 2009, Mr. Bonar was the President and a member of the board of directors of Allegiant Professional, a publicly traded company. Also from September 2007 until 2009, Mr. Bonar founded AMS Outsourcing, a PEO focusing mainly in the transport market place and also established an international presence in the Czech Republic and Mexico. From 2004 to 2009, he was a member of the board of directors of the following companies and organizations: The Solvis Group, Warning Management Corporation, Dalrada Financial Corporation, American Marine LLC, Alliance National Insurance Company and The Boys and Girls Club of Greater San Diego.

Mr. Bonar holds the Honorary title, Lord Bonar of Wilcrick, Cardiff, Wales United Kingdom. He received a BSC in Mechanical Engineering from the Strathclyde University, Glasgow Scotland and a MBA and a PHD in the field of International Business Development Studies from the Stafford University, England UK.

Please visit www.smart-tekservices.com for further information.

About Smart-Tek Solutions, Inc:
The parent, Smart-Tek Solutions, Inc., generates revenue from the installation of security systems in construction projects. Its board is currently in negotiations to sell its original business and focus entirely on the PEO business of its wholly owned subsidiary, in order to achieve the best value for its shareholders. The original business generated $3.3 and $3.8 Million of revenue in 2009 and 2008 respectively, and $0 and ($3.1) loss of earnings in 2009 and 2008 respectively.

About Smart-Tek Automated Services, Inc.:
Smart-Tek Automated Services, Inc. provides financial services to small and medium-size businesses, relieving our clients from many of the day-to-day tasks that negatively impact their core business operations such as payroll processing, human resources support, workers' compensation insurance, safety programs, employee benefits, and other administrative and aftermarket services predominantly related to staffing - staff leasing, temporary staffing and co-employment. It not only provides core services but a wide selection of employee and employer benefits and aftermarket products.

Safe Harbor:
Statements in this press release that are not historical facts are forward-looking statements, including statements regarding future revenues and sales projections, plans for future financing, the ability to meet operational milestones and marketing arrangements and plans. Estimated revenues from its Smart-Tek Solutions, Inc. subsidiary are somewhat subjective and based on information available to the Company at the time of the determination. Also, such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to, the continued growth of business as planned including the fruition of new agreements in hand, existing business staying intact, and our ability to obtain additional financing that will allow us to continue our current and future operations and whether demand for our products and services in domestic and potential international markets will continue to expand. The Company undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in the Company's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact the Company's success are more fully disclosed in the Company's most recent public filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K for the year ended , and its subsequent filings with the SEC.

SOURCE: Smart-Tek Solutions, Inc.